UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012
ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2012 the Board of Directors of Albany Molecular Research, Inc. (the “Company”) renewed its shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated July 27, 2012, between the Company and Computershare Shareowner Services LLC as Rights Agent (the “Rights Agreement”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”) to shareholders of record as of the close of business on July 30, 2012 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $18.25 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) 15% or more of the outstanding shares of Common Stock as of July 27, 2012 (such person being referred to in the Rights Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing an additional ½% of the outstanding shares of Common Stock.

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Preferred Stock of the Company having a market value of two times the exercise price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

Additionally, the renewed Rights Agreement contains a “TIDE” provision, which requires an independent committee of the Board of Directors to review the Rights Agreement at least once every three years and to determine whether maintaining the Rights Agreement continues to be in the best interest of the stockholders.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 30, 2022 (the “Expiration Date”), unless previously redeemed or exchanged by the Company as described below.

In connection with the entry into the Rights Agreement on July 27, 2012, the Company terminated on the same date the Shareholder Rights Agreement, dated September 18, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Prior Rights Agreement”). For a description of the terms and conditions of the Prior Rights Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2002, the text of which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 3.03. Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On July 27, 2012, the Company issued a press release announcing the renewal of the Rights Agreement.  Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 8.01.   A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits.

3.1	Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock., filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 27, 2012 and incorporated herein by reference.

4.1	Shareholder Rights Agreement, dated as of July 27, 2012, between Albany Molecular Research, Inc. and Computershare Shareowner Services LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 27, 2012 and incorporated herein by reference.

4.2	Amendment No. 2 to Shareholder Rights Agreement, dated as of July 27, 2012, between Albany Molecular Research, Inc. and Computershare Shareowner Services LLC, as Rights Agent (and successor to Mellon Investor services LLC), filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on July 27, 2012 and incorporated herein by reference.

99.1	Press Release issued by Albany Molecular Research, Inc. dated July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock., filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 27, 2012 and incorporated herein by reference.

4.1	Shareholder Rights Agreement, dated as of July 27, 2012, between Albany Molecular Research, Inc. and Computershare Shareowner Services LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on July 27, 2012 and incorporated herein by reference.

4.2	Amendment No. 2 to Shareholder Rights Agreement, dated as of July 27, 2012, between Albany Molecular Research, Inc. and Computershare Shareowner Services LLC, as Rights Agent (and successor to Mellon Investor services LLC), filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on July 27, 2012 and incorporated herein by reference.

99.1	Press Release issued by Albany Molecular Research, Inc. dated July 27, 2012.